                                                                     EXHIBIT 3.2


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                                RESTATED BY-LAWS

                                       OF

                           PER-SE TECHNOLOGIES, INC.


                          ----------------------------



                       Incorporated under the Laws of the

                               State of Delaware


                          ----------------------------



                        Restated as of January 20, 2000



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                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I                OFFICES................................................................................1

ARTICLE II               MEETINGS OF STOCKHOLDERS...............................................................1

         Section 1       Place of Meetings......................................................................1
         Section 2       Annual Meeting.........................................................................1
         Section 3       Special Meetings.......................................................................1
         Section 4       Notice of Meetings.....................................................................1
         Section 5       Notice of Nomination of Directors......................................................2
         Section 6       Notice of Other Business...............................................................3
         Section 7       List of Stockholders...................................................................3
         Section 8       Quorum.................................................................................4
         Section 9       Voting.................................................................................4
         Section 10      Proxies................................................................................4
         Section 11      Inspectors of Elections................................................................4
         Section 12      Action without a Meeting...............................................................5

ARTICLE III              BOARD OF DIRECTORS.....................................................................5

         Section 1       Powers.................................................................................5
         Section 2       Election and Term......................................................................6
         Section 3       Number.................................................................................6
         Section 4       Quorum and Manner of Acting............................................................6
         Section 5       Organization Meeting...................................................................6
         Section 6       Regular Meetings.......................................................................6
         Section 7       Special Meetings; Notice...............................................................6
         Section 8       Removal of Directors...................................................................7
         Section 9       Resignations...........................................................................7
         Section 10      Vacancies..............................................................................7
         Section 11      Compensation of Directors..............................................................7
         Section 12      Action Without a Meeting...............................................................7
         Section 13      Telephonic Participation in Meetings...................................................8
         Section 14      Committees of the Board of Directors...................................................8


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

ARTICLE IV               OFFICERS...............................................................................8

         Section 1       Principal Officers.....................................................................8
         Section 2       Election and Term of Office............................................................8
         Section 3       Other Officers.........................................................................8
         Section 4       Removal................................................................................8
         Section 5       Resignations...........................................................................9
         Section 6       Vacancies..............................................................................9
         Section 7       Chairman of the Board..................................................................9
         Section 8       Vice Chairmen..........................................................................9
         Section 9       President..............................................................................9
         Section 10      Vice Presidents........................................................................9
         Section 11      Treasurer..............................................................................9
         Section 12      Secretary.............................................................................10
         Section 13      Salaries..............................................................................10

ARTICLE V                SHARES AND THEIR TRANSFER.............................................................10

         Section 1       Certificate for Stock.................................................................10
         Section 2       Stock Certificate Signature...........................................................10
         Section 3       Stock Ledger..........................................................................10
         Section 4       Cancellation..........................................................................10
         Section 5       Registrations of Transfers of Stock...................................................11
         Section 6       Regulations...........................................................................11
         Section 7       Lost, Stolen, Destroyed or Mutilated Certificates.....................................11
         Section 8       Record Dates..........................................................................11

ARTICLE VI               MISCELLANEOUS PROVISIONS..............................................................11

         Section 1       Corporate Seal........................................................................11
         Section 2       Voting of Stocks Owned by the Corporation.............................................11
         Section 3       Dividends.............................................................................12
         Section 4       Indemnification and Insurance.........................................................12

ARTICLE VII              AMENDMENTS ...........................................................................13


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                                RESTATED BY-LAWS

                                       OF

                           PER-SE TECHNOLOGIES, INC.

                            (a Delaware corporation)

                          ----------------------------


                                   ARTICLE I

                                    OFFICES

         The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

         Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such time and place as may be designated by the Board of Directors. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

         Section 3. Special Meetings. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board, if any, or the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request of stockholders holding of record at least 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days nor more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders shall also state the purpose or purposes for which it is called.

         Section 5. Notice of Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made at a meeting of stockholders only
(i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board or (iii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 5. Such nominations, other than those made by or at the direction of the Board or by any nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.


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         No person shall be eligible for election as a Director of the
Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 6. Notice of Other Business. To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 6, provided, however, that nothing in this
Section 6 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

         The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

         Section 7. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days


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

prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

         Section 8. Quorum. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

         Section 9. Voting. Every stockholder of record who is entitled to vote shall, at every meeting of the stockholders, be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

         Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

         Section 11. Inspectors of Elections. The Board of Directors, in advance of any stockholder meeting, shall appoint an inspector of elections to act at such meeting, and any adjournment thereof,


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

and make a written report thereof. In case any person appointed fails to appear or act, the vacancy may be filled by an alternate appointed by the Board in advance of the meeting or at the meeting by the person presiding thereat. The inspector, before entering upon discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         Section 12. Action without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. Except as otherwise provided by law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.


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         Section 2. Election and Term. Except as otherwise provided by law,
Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

         Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors, but shall not be less than three nor more than ten.

         Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of 50% of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law, the Certificate of Incorporation or these By-laws. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

         Section 5. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

         Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by facsimile, telegraph or cable, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.


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         Section 8. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

         Section 9. Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote thereon (i) present in person or by proxy at a meeting of such stockholders or (ii) by a consent in writing in the manner contemplated in Section 12 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

         Section 10. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 11. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or if the vacancy is not so filled, or if no Director remains, by the affirmative vote of a majority of the stockholders entitled to vote thereon. A Director elected to fill a vacancy shall serve the unexpired term of his predecessor in office, or, if such vacancy occurs by reason of an amendment to these By-laws increasing the number of Directors, until the next election of Directors by the stockholders, and until his successor has been elected and qualified, or until he sooner dies, resigns or is removed.

         Section 12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefore.

         Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceedings of the Board.


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         Section 14. Telephonic Participation in Meetings. Members of the Board
of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 15. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors. Except as prohibited by law, each committee shall have the authority set forth in the resolution of the Board of Directors establishing such committee. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice-Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, the Vice Chairmen of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices; provided, however, that the offices of President and Secretary shall not be held by one person coincidentally.

         Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

         Section 3. Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

         Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.


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

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

         Section 7. Chairman of the Board. The Chairman of the Board of Directors, if elected, shall preside, if present, at all meetings of the Board of Directors and meetings of the stockholders, if present thereat, and shall have and perform such other duties as from time to time may be assigned by the Board of Directors.

         Section 8. Vice Chairmen. Each Vice Chairman shall have the general powers and duties as shall be delegated to him by the Chairman of the Board of Directors or as shall be established by resolution of the Board of Directors.

         Section 9. President. The President shall be the chief executive officer of the Corporation, and shall have the general powers and duties of supervision and management usually vested in the office of the President and Chief Executive Officer of a corporation. He shall preside, in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the stockholders and the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

         Section 10. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors or the President.

         Section 11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board may require.


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         Section 12. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

         Section 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or an authorized committee thereof, and the salaries of any other officers may be fixed by the President.

                                   ARTICLE V

                           SHARES AND THEIR TRANSFER

         Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

         Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors, of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

         Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except, subject to Section 7 of this Article V, in cases provided for by applicable law.


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

         Section 5. Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

         Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

         Section 8. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1985. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

         Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may


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

hold stock. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

         Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

         Section 4.  Indemnification and Insurance.

         (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. The right provided in this Section 4(a) is a contract right.

         (b) Prepayment of Expenses. The Corporation shall pay the expenses incurred by an officer or director in defending or investigating any proceeding in advance of its final disposition; provided, however, that, if required by the Delaware General Corporation Law, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The right provided in this Section 4(b) is a contract right.

         (c) Claims. If a claim for indemnification or payment of expenses under this Section is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         (d) Non-Exclusivity of Rights. The rights conferred on any person by this Section shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         (f) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law.

         (g) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE VII

                                   AMENDMENTS

         These By-laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote thereon
(i) present in person or by proxy at a meeting of holders of such stock or (ii) by a consent in writing in the manner contemplated in Section 12 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VII above provided.


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